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Exhibit 14.2

CODE OF ETHICS FOR TRANSALTA FINANCIAL MANAGEMENT

CODE OF ETHICS

Our role as TransAlta's management is to promote ethical conduct in the practice of financial management throughout the corporation. Management holds an important and elevated role in corporate governance. As members of the management team, we are uniquely capable and empowered to ensure that all stakeholders' interests are appropriately balanced, protected and preserved. This Code provides principles to which management are expected to adhere and advocate. They embody rules regarding individual and peer responsibilities, as well as responsibilities to employers, the public and other stakeholders. Violations of this Code of Ethics may subject the employee to censure, suspension or termination.

Management will to the best of their ability:

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  Act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships.

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  Provide constituents with information that is accurate, complete, objective, relevant, timely and understandable.

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  Comply with rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies.

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  Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts.

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  Respect the confidentiality of information acquired in the course of one's work except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of one's work will not be used for personal advantage.

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  Share knowledge and maintain skills important and relevant to constituent's needs.

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  Proactively promote ethical behaviour as a responsible partner among peers, in the work environment and the community.

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  Achieve responsible use of and control over all assets and resources employed or entrusted.

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  Report known or suspected violations of this Code in accordance with TransAlta's procedures in respect of concerns regarding accounting or auditing matters.

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  Be accountable for adhering to this Code.

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  Exhibit 14.2
CODE OF ETHICS FOR TRANSALTA FINANCIAL MANAGEMENT